UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2017

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lance R. Primis advised the Company’s Board of Directors on February 15, 2017, that he will not stand for re-election at the upcoming 2017 Annual Meeting of Stockholders.  Mr. Primis’s decision is consistent with the term limit expectations contained in the Company’s Corporate Governance Guidelines and was not based on any disagreement with the Company.

Mr. Primis has been a director of the Company for over 18 years.  He has served, at various times, on a variety of committees of the Board, including as chair of the Nominating and Corporate Governance and Compensation committees of the Board, and he previously served as Lead Independent Director .   Mr. Primis has been and continues to be a valued member of the Board, and will continue to serve on the Board through the date of the Company’s 2017 Annual Meeting.  The Board expects to nominate for re-election to the Board all other current directors.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2017, the Board of Directors of the Company amended the Company’s bylaws, effective immediately, to change the vote requirement for election of each director in uncontested elections to a majority of the votes cast for and against such director (rather than the affirmative vote of a majority of the votes cast for and affirmatively withheld as to such director).  With such change, the Company intends to also revise its proxy card and ballot for the election of directors in uncontested elections to enable stockholders to abstain on voting for or against one or more director nominees.

The full text of the Company’s Amendment to Amended and Restated Bylaws is being filed with this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                                         Exhibits.

Exhibit No.	Description

3.2	Amendment to Amended and Restated Bylaws of AvalonBay Communities, Inc., dated February 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

February 21, 2017

	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amendment to Amended and Restated Bylaws of AvalonBay Communities, Inc., dated February 16, 2017.